Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-281488

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 12, 2024)
$500,000,000
American Healthcare REIT, Inc.
Common Stock

We have entered into an ATM Equity Offering Sales Agreement, or the sales agreement, with BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC and Truist Securities, Inc., or the agents, and the forward purchasers (as defined below), relating to the offering of shares of our common stock, $0.01 par value per share, or our common stock, having an aggregate gross sales price of up to $500,000,000.
In accordance with the terms of the sales agreement, shares of our common stock may be offered and sold from time to time through the agents as our sales agents or, if applicable, as forward sellers. Sales of shares of our common stock, if any, will be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, or the NYSE, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks or by any other method permitted by applicable law as otherwise agreed between the applicable agent and us.
Shares of our common stock are listed on the NYSE under the symbol “AHR.” The closing price of our common stock as reported by the NYSE on November 15, 2024 was $27.18 per share.
We were formed as a Maryland corporation in January 2015 and have elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2016. Shares of our common stock are subject to ownership limitations that are primarily intended to assist us in maintaining our qualification for taxation as a REIT. Our charter provides that, subject to limited exceptions, no person or entity may beneficially or constructively own more than 9.9% in value of the aggregate of the then outstanding shares of our capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate of the then outstanding shares of our common stock. In addition, our charter contains various other restrictions on the ownership and transfer of shares of our capital stock, including our common stock. See “Prospectus Supplement Summary—Ownership Limit” in this prospectus supplement and “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus for a description of these and other restrictions on ownership and transfer of shares of our capital stock, including our common stock.
The sales agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the agents, we may enter into separate forward sale agreements with each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Citizens JMP Securities, LLC, Crédit Agricole Corporate and Investment Bank, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Royal Bank of Canada, Regions Securities LLC and Truist Bank, or one of their respective affiliates, or the forward purchasers. If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as sales agent for such forward purchaser, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. We refer to an agent, when acting as sales agent for the relevant forward purchaser, as, individually, a “forward seller” and, collectively, the “forward sellers.” Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” forward purchaser mean, with respect to any agent, the affiliate of such agent that is acting as forward purchaser or, if applicable, such agent acting in its capacity as forward purchaser. We will not receive any proceeds from any sale of shares of our common stock borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.
We currently expect to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution” in this prospectus supplement.
No agent is required to sell any specific number or dollar amount of shares of our common stock, but each agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, as our sales agent or as forward seller, and subject to the terms and conditions of the sales agreement and, in the case of shares offered through such agent as forward seller, the relevant forward sale agreement, to sell shares of our common stock, on mutually agreed terms between the agent and us. Shares of our common stock offered and sold through the agents, as our sales agents or as forward sellers, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one agent on any given day.
Each agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares of our common stock sold through it as our sales agent under the sales agreement. In connection with each forward sale agreement, the applicable agent, as forward seller, will receive a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed shares of our common stock sold through such agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).
Under the terms of the sales agreement, we may also sell shares of our common stock to one or more of the agents as principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to one or more of the agents as principal, we will enter into a separate terms agreement with such agent or agents, as the case may be, and we will describe the terms of the offering of those shares of our common stock in a separate prospectus supplement. In any such sale to an agent as principal, we may agree to pay the applicable agent an underwriting discount or commission that may exceed 2.0% of the gross sales price per share sold to such agent, as principal.
In connection with the sale of shares of our common stock, each agent may, and in connection with sales of shares of our common stock purchased by an agent as principal will, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the agent may, or will, as applicable, be deemed to be underwriting commissions.

Investing in our common stock involves risks. You should carefully consider the information under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission, each of which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in shares of our common stock offered under this prospectus supplement and the accompanying prospectus.
None of the U.S. Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities	Barclays	Citigroup	Citizens JMP	Credit Agricole CIB

Fifth Third Securities	KeyBanc Capital Markets	Morgan Stanley	RBC Capital Markets	Regions Securities LLC

Truist Securities
The date of this prospectus supplement is November 18, 2024

Prospectus Supplement
Prospectus
You should rely only on the information contained in this prospectus supplement, in the accompanying prospectus, in any free writing prospectus prepared by us and in the documents incorporated by reference herein. We have not, and the agents and the forward purchasers have not, authorized anyone to provide you with different or additional information. If anyone other than us provides you with different or additional information, you should not rely on it. We are not, and the agents and the forward purchasers are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, in the accompanying prospectus, in any free writing prospectus prepared by us and in the documents incorporated by reference herein is accurate only as of the respective dates of such documents or on the date or dates specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.
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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the shares of our common stock offered hereunder and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering or to our common stock offered hereby.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or documents incorporated by reference prior to the date hereof, on the other hand, you should rely only on the information in this prospectus supplement. In addition, information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date of this prospectus supplement and prior to the termination of a particular offering of shares of our common stock under this prospectus supplement and the accompanying prospectus may add, update or change information contained in this prospectus supplement or the accompanying prospectus. Any such incorporated information that is inconsistent with this prospectus supplement or the accompanying prospectus will supersede the information in this prospectus supplement or the accompanying prospectus.
This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement together with the accompanying prospectus, all free writing prospectuses, if any, that we have prepared and all documents incorporated by reference. References to information incorporated by reference in this prospectus supplement or the accompanying prospectus include information deemed to be incorporated by reference herein or therein. The documents incorporated by reference into this prospectus supplement prior to the date hereof are identified under the caption “Information Incorporated by Reference” in this prospectus supplement.
Unless the context otherwise requires, the following terms and phrases are used throughout this prospectus supplement as described below:
•“Code” means the Internal Revenue Code of 1986, as amended;
•“Credit Facility” means the unsecured credit facility pursuant to the Second Amended and Restated Credit Agreement by and among us, the Operating Partnership (as defined below), certain of our subsidiaries and the lenders, dated as of February 14, 2024;
•“Exchange Act” means the Securities Exchange Act of 1934, as amended;
•“ISHC” means integrated senior health campuses, which include a range of senior care, including independent living, assisted living, memory care, skilled nursing services and certain ancillary businesses. ISHCs are predominantly operated utilizing RIDEA (as defined below) structures;
•“Lines of Credit” means our Credit Facility and the Trilogy Credit Facility (as defined below);
•“OP Units” means units of limited partnership interest in the Operating Partnership, which are redeemable for cash or, at our election, shares of our common stock on a one-for-one basis, subject to certain adjustments;
•“Operating Partnership” means American Healthcare REIT Holdings, LP, a Delaware limited partnership, through which we conduct substantially all of our business and of which Continental Merger Sub, LLC, a Delaware limited liability company and our wholly-owned subsidiary, is the sole general partner;
•“Outpatient Medical” means our outpatient medical property segment, which was formerly known as our medical office buildings segment;
•“SEC” means the U.S. Securities and Exchange Commission;
•“SHOP” means senior housing operating properties;

•“Trilogy Credit Facility” means the senior secured revolving credit facility pursuant to the First Amended and Restated Senior Secured Credit Agreement by and among certain subsidiaries of Trilogy Holdings (as defined below) and the lenders, dated as of September 5, 2019, as amended;
•“Trilogy Holdings” means Trilogy REIT Holdings, LLC, an entity which is indirectly wholly-owned by us and that indirectly owns and/or operates our ISHCs;
•“Triple-Net Leased Properties” means our property segment that includes senior housing, skilled nursing facilities and hospitals that we lease to tenants under triple-net or absolute-net leases that obligate the tenants to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures; and
•“we,” “us,” “our,” “company” or similar references mean American Healthcare REIT, Inc., a Maryland corporation, and its subsidiaries, except in the context of the issuer of the shares of common stock offered under this prospectus supplement and the accompanying prospectus, which references shall only mean American Healthcare REIT, Inc.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information contained elsewhere or incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in shares of our common stock offered under this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein, including the information under the heading “Risk Factors” in this prospectus supplement and the risk factors described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. You should also read our audited consolidated financial statements and related notes included in our most recent Annual Report on Form 10-K and our unaudited consolidated financial statements and related notes included in our subsequent Quarterly Reports on Form 10-Q, which are also incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Information Incorporated by Reference.”
Our Company
American Healthcare REIT, Inc., a Maryland corporation, is a self-managed REIT that acquires, owns and operates a diversified portfolio of clinical healthcare real estate properties, focusing primarily on senior housing, skilled nursing facilities, outpatient medical buildings and other healthcare-related facilities. We have built a fully-integrated management platform, with approximately 114 employees as of September 30, 2024, that operates clinical healthcare properties throughout the United States, the United Kingdom and the Isle of Man. We operate through four reportable business segments: ISHC; SHOP; Outpatient Medical; and Triple-Net Leased Properties. We operate our ISHC and SHOP healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure.
We generally seek investments that produce current income; however, we have selectively developed, and may continue to selectively develop, healthcare real estate properties.
We have also originated and acquired secured loans and may originate or acquire other real estate-related investments in the future on an infrequent and opportunistic basis.
We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. We believe that we have been organized and operated, and we intend to continue to operate, in conformity with the requirements for qualification and taxation as a REIT under the Code.
Our principal executive offices are located at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, and our telephone number is (949) 270-9200. For a description of our business, financial condition, cash flows, results of operations and other important information regarding us, we refer you to our filings with the SEC that are incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see “Information Incorporated by Reference.”
Ownership Limit
Shares of our common stock are subject to ownership limitations that are primarily intended to assist us in maintaining our qualification for taxation as a REIT. Our charter provides that, subject to limited exceptions, no person or entity may beneficially or constructively own more than 9.9% in value of the aggregate of the then outstanding shares of our capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate of the then outstanding shares of our common stock. In addition, our charter contains various other restrictions on the ownership and transfer of shares of our capital stock, including our common stock.

The Offering

Shares of our common stock offered	Shares of our common stock having an aggregate sales price of up to $500,000,000.

Use of proceeds	We intend to contribute the net proceeds we receive from the offering and from any forward sale agreement to the Operating Partnership in exchange for OP Units. We expect the Operating Partnership to use such net proceeds for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under our Lines of Credit), working capital and capital expenditures and potential future investments. See “Use of Proceeds.”

Risk factors	Investing in shares of our common stock involves risks. See the risk factors described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K each of which has been filed with the SEC and are incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

NYSE symbol	“AHR”

RISK FACTORS
Investing in shares of our common stock involves risk. See the risk factors described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. These risks could materially and adversely affect our business, financial condition, cash flows and results of operations and cause the market price and liquidity of our shares of our common stock to decline, potentially significantly. You could lose all or part of your investment in shares of our common stock.
Risks Related to this Offering
There may be future dilution of our common stock as a result of the sale by us of shares of our common stock under this prospectus supplement and the accompanying prospectus or pursuant to any forward sale agreement, as well as other issuances of shares of our common stock, which could adversely impact our stock price.
The issuance of shares of our common stock from time to time pursuant to the sales agreement or otherwise, including the sale by us of shares of our common stock under this prospectus supplement and the accompanying prospectus or pursuant to any forward sale agreement, may have a dilutive effect on our earnings per share. The actual amount of dilution, if any, will be based on numerous factors, particularly the actual number of shares issued pursuant to the sales agreement or in other transactions, the use of the net proceeds and the return generated by any investments acquired with the net proceeds, and cannot be determined at this time.
Our board of directors is authorized under our charter to, among other things, authorize the issuance of additional shares of our common stock or the issuance of shares of preferred stock or additional securities convertible into or exchangeable for common stock without stockholder approval. Because our decision to issue additional equity or convertible or exchangeable securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. Additionally, any convertible or exchangeable securities that we issue may have rights, preferences and privileges more favorable than those of our common stock. Also, we cannot predict the effect, if any, of future issuances of our common stock, or the availability of shares for future issuances, on the market price of our common stock. Issuances of a substantial number of shares of our common stock or the perception that such issuances could occur may adversely affect the prevailing market price for our common stock.
Affiliates of the agents may receive benefits in connection with this offering.
As of the date of this prospectus supplement, affiliates of certain of the agents in this offering are lenders under our Lines of Credit and will receive their pro-rata portion of any net proceeds we receive from the sale by us of shares of our common stock under this prospectus supplement or from any forward sale agreement used to repay amounts outstanding under our Lines of Credit. These transactions create potential conflicts of interest because the agents have an interest in their successful completion beyond the sales or underwriting commissions they will receive. These interests may influence the decision regarding the terms and circumstances of the related transactions.
Our ability to pay dividends in the future may be limited by agreements relating to our indebtedness and other factors.
Agreements relating to our indebtedness may limit our ability to pay cash dividends on our common stock. For example, the Credit Facility restricts our ability to pay cash dividends on our common stock beyond those necessary to maintain our qualification for taxation as a REIT if we default under the Credit Facility. Other financing agreements or instruments that we enter into or issue (including preferred stock) in the future also may limit our ability to pay cash dividends on our common stock. If we default under the Credit Facility, or if future financing agreements or instruments restrict our ability to pay cash dividends, we will be restricted in our ability to pay cash dividends on our common stock unless we can refinance amounts outstanding under those agreements or instruments. Similarly, agreements relating to the indebtedness of certain of our subsidiaries, including Trilogy Holdings, limit such subsidiaries’ ability to make cash distributions to us in the event of a default under such agreements. This would reduce the amount of cash available to us and could adversely affect our ability to pay cash dividends on our common stock.
Additionally, our ability to pay dividends may be impaired if any of the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023 or our Quarterly Reports on Form 10-Q were to occur. Payment of future dividends is subject to declaration by our board of directors and depends on a number of factors, including funds available for the payment of distributions, our financial condition, capital expenditure requirements, annual distribution requirements needed to maintain our status as a REIT under the Code, restrictions imposed by our organizational documents and Maryland law and other factors as our board of directors may deem relevant from time to time.
Risks Related to Forward Sale Agreements
Settlement provisions contained in any forward sale agreement subject us to certain risks.
Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) that it enters into with us and to require us to physically settle such shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) such forward purchaser or its affiliate would incur a stock borrow cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under such forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of its forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.
The forward price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis, based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement.
We will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of our common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions over an unwind period to:
•return shares of our common stock to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and
•if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.
If the price of our common stock at which these purchases are made by such forward purchaser (or its affiliate) exceeds the applicable forward price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such forward purchaser. See “Plan of Distribution.”
The purchase of shares of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.
In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from any forward sales of our shares under those agreements.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward price per share in respect of those shares of our common stock.
We may in the future enter into forward sales transactions that subject us to risk similar to those described above.
We may in the future enter into forward sale agreements that are not a part of this offering, which may subject us to risks that are substantially similar to the risks described above in this section. These forward sale agreements subject us to risks that are substantially similar to the risks described above in this section.
The U.S. federal income tax treatment with respect to cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the relevant settlement price is different than the applicable forward price, we will either receive a cash payment from or make a cash payment to the relevant forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract.” Although we believe that any amount received by us in exchange for our common stock would qualify for the exemption under Section 1032 of the Code, it is not entirely clear whether a forward sale agreement would fall under the purview of Section 1032 of the Code, and the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain.

In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, or the IRS otherwise recharacterizes the tax treatment of the forward sale agreement in a manner that results in the recognition of income by the Company, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In the event that we are required to make a significant payment in cash to settle a forward agreement, we might not be able to satisfy the distribution requirements applicable to REITs under the Code, absent additional debt or equity financing. In either case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. However, even if the relief provisions apply, we may be subject to additional tax or penalties as discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations.” In the event that these relief provisions were not available, we could lose our REIT status under the Code.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus supplement, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, or, collectively with the Securities Act and Exchange Act, the Acts. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in the Acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date any such statement was made.
Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly and adversely affect our financial results and condition. Such statements include, but are not limited to: (1) statements about our plans, strategies, initiatives and prospects, including any future capital-raising initiatives and planned or future acquisitions or dispositions of properties and other assets; and (2) statements about our future results of operations, capital expenditures, liquidity and financial condition. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially and adversely from those projected or anticipated, including, without limitation: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and regulations or proposed regulations governing the operations and sales of health care properties; the availability of capital and attractiveness of the terms thereof; our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; changes in interest rates and foreign currency risk; competition in the real estate industry; changes in accounting principles generally accepted in the United States policies and guidelines applicable to REITs; the success of our investment strategy; cybersecurity incidents and information technology failures, including unauthorized access to our computer systems and/or our vendors’ computer systems and our third-party management companies’ computer systems and/or their vendors’ computer systems; our ability to retain our executive officers and key employees; unexpected labor costs and inflationary pressures; and those risks identified in the risk factors described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and incorporated by reference in this prospectus supplement and accompanying prospectus, as well as those discussed in this prospectus supplement, as such factors may be updated from time to time in any future filings we make with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Forward-looking statements in this prospectus supplement speak only as of the date on which such statements are made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events. Additional information concerning us and our business, including additional factors that could materially adversely affect our financial condition, cash flows and results of operations, is included herein and in our other filings with the SEC.

USE OF PROCEEDS
We intend to contribute the net proceeds we receive from the sale by us of shares of our common stock under this prospectus supplement and accompanying prospectus and from any forward sale agreement to the Operating Partnership in exchange for OP Units. We expect the Operating Partnership to use such net proceeds for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under our Lines of Credit), working capital and capital expenditures and potential future investments.
As of September 30, 2024, we had approximately $46.5 million in borrowings outstanding under the revolving loan portion of our Credit Facility, which matures on February 14, 2028, with an interest rate of 6.23% per annum. As of September 30, 2024, we had $32,000 in borrowings outstanding under the Trilogy Credit Facility, which matures on June 5, 2025, with an interest rate of 7.95% per annum.
Pending the permanent use of the net proceeds we receive from the sale by us of shares of our common stock under this prospectus supplement and accompanying prospectus and from any forward sale agreement, we intend to invest such net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with our intention to qualify for taxation as a REIT for U.S. federal income tax purposes.
As of the date of this prospectus supplement, affiliates of certain of the agents in this offering are lenders under our Lines of Credit and will receive their pro-rata portion of any net proceeds we receive from the sale by us of shares of our common stock under this prospectus supplement and accompanying prospectus or from or any forward sale agreement used to repay amounts outstanding under our Lines of Credit. See “Plan of Distribution—Other Relationships.”
We will not receive any proceeds from any sales of our common stock by a forward seller in connection with a forward sale agreement. In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date set forth in such forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the forward sale price under the forward sale agreement and the number of shares of our common stock underlying the forward sale agreement, subject to the price adjustment and other provisions of the forward sale agreement. If, however, we elect to cash settle any forward sale agreement, we may not receive any proceeds (and may owe cash to the applicable forward purchaser in certain circumstances), and if we elect to net share settle any forward sale agreement, we will not receive any proceeds (and may owe shares of our common stock to the applicable forward purchaser in certain circumstances).
If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, as forward seller, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either an agent or an affiliate of an agent. As a result, an agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.

PLAN OF DISTRIBUTION
We have entered into an ATM Equity Offering Sales Agreement, dated as of November 18, 2024, with our Operating Partnership, and the agents, the forward purchasers and the forward sellers. Under the sales agreement, shares of our common stock having an aggregate gross sales price of up to $500,000,000 may be offered and sold from time to time to or through the agents, as our sales agents or, if applicable, as forward sellers.
Sales of our common stock, if any, will be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the NYSE, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks or by any other method permitted by applicable law as otherwise agreed between the applicable agent and us. As sales agents, the agents will not engage in any transactions that stabilize the price of our common stock.
The sales agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the agents, we may enter into separate forward sale agreements with each of the forward purchasers. If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as sales agent for such forward purchaser, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. We will not receive any proceeds from any sale of shares of our common stock borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.
No agent is required to sell any specific number or dollar amount of shares of our common stock, but each agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, as our sales agent or as forward seller, and subject to the terms and conditions of the sales agreement and, in the case of shares offered through such agent as forward seller, the relevant forward sale agreement, to sell shares of our common stock, on mutually agreed terms between the agent and us. Shares of our common stock offered and sold through the agents, as our sales agents or as forward sellers, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one agent on any given day.
The agents, as our sales agents or as forward sellers, will offer shares of our common stock subject to the terms and conditions of the sales agreement and, in the case of shares offered through such agents as forward sellers, the relevant forward sale agreement, as agreed upon by us, the agents and any relevant forward purchasers. We will designate the maximum amount of shares of our common stock to be sold through the agents or otherwise determine such maximum amount together with such agents and relevant forward purchasers. Subject to the terms and conditions of the sales agreement, the applicable agent will use commercially reasonable efforts to sell on our behalf or, in the case of shares offered through such agent as forward seller, on the behalf of the relevant forward purchaser, all of the designated common stock. We may instruct an agent not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or an agent may suspend the offering of shares of our common stock being made through such agent under the sales agreement upon proper notice to the other party.
An agent will provide written confirmation to us following the close of trading on the NYSE each day in which shares of our common stock are sold by such agent under the sales agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to such agent.
We expect that settlement for sales of shares of our common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the applicable agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our common stock sold through the agents under the sales agreement and any forward sale agreement, the net proceeds to us and the aggregate compensation paid by us to the agents in connection with the sales of such shares.
In connection with the sale of shares of our common stock, each agent may, and in connection with sales of shares of our common stock purchased by an agent as principal will, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the agent may, or will, as applicable, be deemed to be underwriting commissions. We have agreed in the sales agreement to provide indemnification and contribution to the agents and forward purchasers against certain civil liabilities, including liabilities under the Securities Act.
Our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M under the Exchange Act. If we or an agent has reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, the applicable party will promptly so notify the other party, and sales of shares of our common stock under the sales agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the agent.
We estimate that the total expenses under the sales agreement that are payable by us, excluding commissions under the sales agreement, will be approximately $800,000.
Offerings of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of shares of our common stock subject to the sales agreement having an aggregate gross sales price of $500,000,000 and (2) the termination of the sales agreement by the agents, the forward purchasers or us in accordance with the sales agreement. An agent or forward purchaser may terminate the sales agreement at any time but only with respect to itself.
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospects or other material or advertisements relating to us or this offering, where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any free writing prospectus or other material or advertisements in connection with this offering may be distributed or published in or from any other country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
The agents may offer and sell the shares of our common stock to the public through one or more of their respective affiliates or other registered broker-dealers or selling agents.
Commissions and Discounts
Each agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares of our common stock sold through it as sales agent under the sales agreement. We may also agree with the applicable agent to sell shares of our common stock using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act and for which we may agree to pay the applicable agent a commission that may exceed 2.0% of the gross sales price.
In connection with each forward sale agreement, the applicable agent, as forward seller, will receive a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed shares of our common stock sold through such agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).
Under the terms of the sales agreement, we may also sell shares of our common stock to one or more of the agents as principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to one or more of the agents as principal, we will enter into a separate terms agreement with such agent or agents, as the case may be, and we will describe the terms of the offering of those shares of our common stock in a separate prospectus supplement. In any such sale to an agent as principal, we may agree to pay the applicable agent an underwriting discount or commission that may exceed 2.0% of the gross sales price per share sold to such agent, as principal.
The sales proceeds, after deducting sales commissions (and underwriting discounts, if any), any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.
Sales Through the Agents as Forward Sellers
If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, as forward seller, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either an agent or an affiliate of an agent. As a result, an agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.
In connection with any forward sale agreement, we will deliver instructions to the relevant agent directing such agent, as forward seller, to sell the applicable borrowed shares of our common stock on behalf of the relevant forward purchaser. Upon its acceptance of such instructions, such agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of our common stock, as forward seller on behalf of such forward purchaser, on the terms and subject to the conditions set forth in the sales agreement. We may instruct such agent as to the amount of common stock to be sold by it as forward seller and may also instruct such agent not to sell such common stock if the sales cannot be effected at or above a price designated by us. We or the applicable agent may at any time immediately suspend the offering of shares of our common stock through such agent, as forward seller, upon notice to the other parties.
Pursuant to a forward sale agreement, we will have the right to issue and deliver to the forward purchaser party thereto a specified number of shares of our common stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, for all or any portion of such shares. If we elect or are deemed to have elected to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of (1) the forward price per share under such forward sale agreement and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the sales agreement by the relevant agent, as forward seller, during the applicable forward selling period for such shares to hedge the relevant forward purchaser’s exposure under such forward sale agreement (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period). Thereafter, the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.
We expect that, before any issuance of shares of our common stock upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share and funds from operations per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period).
Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share or funds from operations per share as a result of such forward sale agreement except during periods when the average market price of our common stock is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on a specified daily rate less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of shares of our common stock by us will result in dilution to our earnings per share and funds from operations per share.
We will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of our common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions over an unwind period to:
•return shares of our common stock to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and
•if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.
If the price of our common stock at which these purchases by such forward purchaser (or its affiliate) are made is below the relevant forward price, such forward purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such forward purchaser (or its affiliate) exceeds the applicable forward price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such forward purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such forward purchaser.
In addition, the purchase of shares of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.
Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) that it enters into with us and to require us to physically settle such shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) such forward purchaser or its affiliate would incur a stock borrow cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under such forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of its forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.
In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our common stock pursuant to such forward sale agreement agreements, and we would not receive any proceeds pursuant to the forward sale agreements.
The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the sales agreement, and the sales agreement has been or will be filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.
Other Relationships
Some of the agents, the forward purchasers and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the agents, the forward purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The agents, the forward purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
As of the date of this prospectus supplement, affiliates of certain of the agents in this offering are lenders under our Lines of Credit and will receive their pro-rata portion of any net proceeds we receive from the sale by us shares of our common stock under this prospectus supplement and accompanying prospectus or from any forward sale agreement used to repay amounts outstanding under our Lines of Credit. In their capacities as lenders, such affiliates will receive certain financing fees in connection with our Lines of Credit in addition to the sales commissions (and underwriting discounts, if any) that may result from sales of our common stock under this prospectus supplement and accompanying prospectus.
If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, as forward seller, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either an agent or an affiliate of an agent. As a result, an agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.

LEGAL MATTERS
Certain legal matters, including certain tax matters, will be passed upon for us by Sidley Austin LLP, New York, New York. Paul Hastings LLP, New York, New York, will act as counsel to the agents and the forward purchasers in connection with this offering and any forward sale agreement. Venable LLP, Baltimore, Maryland, will pass upon the validity of the shares of our common stock offered by this prospectus supplement and certain other matters under Maryland law.
EXPERTS
The financial statements of American Healthcare REIT, Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by us. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 22, 2024;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 14, 2024, August 9, 2024 and November 13, 2024, respectively;
•our Definitive Proxy Statement, incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on August 28, 2024;
•our Current Reports on Form 8-K, filed with the SEC on January 30, 2024, February 12, 2024, February 21, 2024, March 15, 2024, June 12, 2024, June 28, 2024, September 6, 2024, September 20, 2024 and November 8, 2024, respectively; and
•the description of shares of our common stock contained in the Registration Statement on Form 8-A, dated and filed with the SEC on February 6, 2024, as updated by Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and as subsequently amended or updated.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of a particular offering of shares of our common stock under this prospectus supplement and accompanying prospectus shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 (or any related exhibit furnished under Item 9.01(d)) of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference herein and therein but not delivered herewith and therewith. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may call us at (949) 270-9200 or write us at the following address: American Healthcare REIT, Inc., 18191 Von Karman Avenue, Suite 300, Irvine, California 92612.

PROSPECTUS
Common Stock • Preferred Stock • Warrants
3,501,976 Shares of Our Common Stock Offered by Selling Stockholders
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We may, from time to time, offer to sell our common stock, $0.01 par value per share, or the common stock, preferred stock, $0.01 par value per share, or the preferred stock, or warrants to purchase our common stock or our preferred stock, separately or together in any combination, in one or more offerings. This prospectus describes the general terms of the securities and the general manner in which we will offer them. We will provide specific terms of any offering of the securities in supplements to this prospectus. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference.
In addition, this prospectus covers the offer and sale of up to 3,501,976 shares of our common stock by the selling stockholders identified in this prospectus or in supplements to this prospectus that we may issue from time to time to the selling stockholders named herein upon redemption of an equal number of partnership interests, or OP Units, in our operating partnership, American Healthcare REIT Holdings, LP, or the Operating Partnership, held by them. See “Selling Stockholders.” Pursuant to the terms of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, or the Partnership Agreement, the selling stockholders that are holders of OP Units may (subject to the terms of the Partnership Agreement) redeem their OP Units for cash based upon the market value of an equivalent number of shares of our common stock or, at our election, exchange their OP Units for shares of our common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.
The registration of the shares of our common stock issuable to the selling stockholders does not necessarily mean that the selling stockholders will offer or sell any or all of the shares offered by this prospectus. We will not receive any of the proceeds from the sale of any shares of our common stock by the selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions.
Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference.
Shares of our common stock are listed on the New York Stock Exchange, or the NYSE, under the symbol “AHR”. The closing price of our common stock as reported by the NYSE on August 9, 2024, was $16.72 per share.
We were formed as a Maryland corporation in January 2015 and have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. Shares of our common stock are subject to ownership limitations that are primarily intended to assist us in maintaining our qualification for taxation as a REIT. Our charter provides that, subject to limited exceptions, no person or entity may beneficially or constructively own more than 9.9% in value of the aggregate of the then outstanding shares of our capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate of the then outstanding shares of our common stock. In addition, our charter contains various other restrictions on the ownership and transfer of shares of our stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”
Investing in the securities involves risks. You should carefully consider the information under the heading “Risk Factors” beginning on page 2 of this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus before investing in our securities.
Common stock, preferred stock and/or warrants may be sold by us, or common stock may be sold by the selling stockholders to or through underwriters or dealers or directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

None of the Securities and Exchange Commission, any state securities commission or any regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is August 12, 2024

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. Under this automatic shelf registration process, we may sell, from time to time, any combination of our common stock, preferred stock or warrants, and our selling stockholders may sell common stock, as described in this prospectus and the applicable prospectus supplement(s) in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.
Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation by Reference” and the additional information described under the heading “Where You Can Find More Information.”
Neither we, the selling stockholders nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus. We, the selling stockholders and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement or free writing prospectus, nor from a sale made under this prospectus and any applicable prospectus supplement or free writing prospectus, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or free writing prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or free writing prospectus or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean American Healthcare REIT, Inc., a Maryland corporation, and its subsidiaries.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995, collectively with the Securities Act and Exchange Act, the Acts. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in the Acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus is filed with the SEC.
Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to: (1) statements about our plans, strategies, initiatives and prospects, including any future capital-raising initiatives and planned or future acquisitions or dispositions of properties and other assets, including our option to purchase the minority membership interest in Trilogy REIT Holdings LLC; and (2) statements about our future results of operations, capital expenditures and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and regulations or proposed regulations governing the operations and sales of health care properties; the availability of capital; our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; changes in interest rates, including uncertainties about whether and when interest rates will continue to increase, and foreign currency risk; competition in the real estate industry; changes in accounting principles generally accepted in the United States policies and guidelines applicable to REITs; the success of our investment strategy; cybersecurity incidents and information technology failures, including unauthorized access to our computer systems and/or our vendors’ computer systems and our third-party management companies’ computer systems and/or their vendors’ computer systems; our ability to retain our executive officers and key employees; unexpected labor costs and inflationary pressures; and those risks identified in Item 1A. Risk Factors in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as those discussed in this prospectus, as such factors may be updated from time to time in any future filings we make with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Forward-looking statements in this prospectus speak only as of the date on which such statements are made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.
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PROSPECTUS SUMMARY
This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference in this prospectus or any prospectus supplement. It does not contain all of the information that you should consider before making a decision to invest in securities offered by this prospectus. You should read carefully the more detailed information set forth under the heading “Risk Factors” and the other information, including the financial statements and related notes, included in this prospectus or incorporated by reference in this prospectus or any prospectus supplement.
American Healthcare REIT, Inc.
American Healthcare REIT, Inc., a Maryland corporation, is a self-managed REIT that acquires, owns and operates a diversified portfolio of clinical healthcare real estate properties, focusing primarily on outpatient medical buildings, senior housing, skilled nursing facilities and other healthcare-related facilities. We have built a fully-integrated management platform, with approximately 110 employees, that operates clinical healthcare properties throughout the United States, the United Kingdom and the Isle of Man. We also operate healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure (the provisions of the Internal Revenue Code of 1986, as amended, or the Code, authorizing the RIDEA structure were enacted as part of the Housing and Economic Recovery Act of 2008). Our healthcare facilities operated under a RIDEA structure include our senior housing operating properties, or SHOP, and our integrated senior health campuses. We have originated and acquired secured loans and may also originate and acquire other real estate-related investments on an infrequent and opportunistic basis. We generally seek investments that produce current income; however, we have selectively developed, and may continue to selectively develop, healthcare real estate properties. We have elected to be taxed as a REIT for U.S. federal income tax purposes. We believe that we have been organized and operated, and we intend to continue to operate, in conformity with the requirements for qualification and taxation as a REIT under the Code.
Our principal executive offices are located at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, and our telephone number is (949) 270-9200. For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, including, but not limited to, investment in real estate and other real estate-related investments, payment of operating expenses, capital expenditures, fees and other costs and repayment of debt. Pending such use, any net proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities and/or similar assets as we may determine.
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following summary of the terms of our capital stock is qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the Maryland General Corporation Law, or MGCL. See “Where You Can Find More Information.”
General
Our charter authorizes us to issue up to 1,200,000,000 shares of stock, of which 1,000,000,000 shares are designated as common stock and 200,000,000 shares are designated as preferred stock. Our charter authorizes our board of directors, or our Board, without stockholder approval, to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of the stockholder’s status as a stockholder.
Common Stock
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. Except as provided with respect to any other class or series of our stock, the holders of our common stock will possess the exclusive voting power to vote on all matters at all meetings of the stockholders.
Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, nor do they have any preemptive rights to subscribe for any of our securities.
Holders of our common stock generally have no appraisal rights unless our Board determines that appraisal rights apply, with respect to all or any classes or series of common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of our common stock will have equal distribution, liquidation and other rights.
Preferred Stock
Under our charter, our Board, without stockholder approval, is authorized to designate and approve the issuance of shares of our preferred stock in one or more classes or series, to establish the number of shares in each class or series, and to fix the terms thereof. Our Board could authorize the issuance of additional shares of our preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of our common stock might receive a premium for their shares over the then-market price of such shares of our common stock.
A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:
•the title and par value of the preferred stock;
•the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•the procedures for an auction and remarketing, if any, of the preferred stock;

•the provisions for a sinking fund, if any, for the preferred stock;
•any voting rights of the preferred stock;
•the provisions for redemption, if applicable, of the preferred stock;
•any listing of the preferred stock on any securities exchange;
•information with respect to book-entry registration procedures, if any;
•the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our common stock, preferred stock or other securities, including the conversion price or the manner of calculating the conversion price and conversion period;
•if appropriate, a discussion of federal income tax consequences applicable to the preferred stock;
•any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to assist us in qualifying as a REIT or otherwise;
•the priority of the preferred stock with all series of preferred stock ranking on a parity with each other unless otherwise specified in the charter and that the preferred stock will rank senior to all classes or series of common stock with respect to payment of dividends and distribution of assets upon liquidation; and
•any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.
The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock, preferred stock or other securities will be stated in the prospectus supplement relating to the preferred stock. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.
Power to Reclassify and Increase the Number of Authorized Shares of Stock
Our Board may, without common stockholder approval, classify any unissued shares of our preferred stock and reclassify any unissued shares of our common stock or previously classified shares of our preferred stock into other classes or series of stock. Before authorizing the issuance of shares of any new class or series, our Board must set, subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption for each class or series of stock. In addition, our charter authorizes our Board, with the approval of a majority of the entire Board and without stockholder approval, to amend our charter from time to time to increase or decrease the aggregate number of shares of stock, or the number of shares of any class or series of stock, that we are authorized to issue. These actions can be taken without common stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock, or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Restrictions on Ownership and Transfer
In order for us to maintain our qualification as a REIT under the Code, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50.0% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts) during the last half of any taxable year beginning with the second taxable year in which we qualified as a REIT. In addition, the outstanding shares of stock must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualified as a REIT. We may prohibit certain acquisitions and transfers of shares of our stock so as to ensure our qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

Our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial or constructive ownership of more than 9.9% in value of the aggregate of the then outstanding shares of our capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate of the then outstanding shares of our common stock.
Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to maintain our qualification as a REIT (including, but not limited to, any attempted transfer that would result in us owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any gross income requirement described in Section 856(c) of the Code), will cause the number of shares of our stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares of our stock. If the transfer to the trust would not be effective for any reason to prevent any of the foregoing, the transfer of that number of shares that otherwise would cause a person to violate any of the restrictions described above will be null and void and the proposed transferee will acquire no rights in such shares of our stock. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the trust that will not be affiliated with us or any prohibited owner. We will also name one or more charitable organizations as a beneficiary of the trust. Shares-in-trust will remain issued and outstanding shares of stock and will be entitled to the same rights and privileges as all other shares of the same class or series of stock. The trustee will receive all dividends and other distributions on the shares-in-trust and will hold such dividends and other distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares have been transferred to the trust, the trustee of the trust will sell the shares-in-trust to a person, selected by the trustee, whose ownership of the shares will not violate the ownership limits discussed above and distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trustee for such shares-in-trust (net of any commissions and other expenses of sale) and (2) (a) if the prohibited owner gave value for the shares in connection with the event causing the shares to be held in trust, the price paid by the prohibited owner for such shares-in-trust or (b) if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price, or, in the event no market price is available for such shares, the fair market value, of such shares-in-trust on the day of the event causing the shares to be held in trust. Upon such sale, the interest of the charitable beneficiary in the share of stock sold will terminate. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust.
If, prior to our discovery that shares have been transferred to the trustee, such shares are sold by the prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive, such excess must be paid to the trustee upon demand. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price or, in the event no market price is available for such shares, the fair market value, of such shares of stock at the time of such devise, gift, or other event) and (2) the market price or, in the event no market price is available for such shares, the fair market value, of such shares of stock on the date we, or our designee, accepts such offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
Any person who acquires or attempts or intends to acquire shares of our stock in violation of the foregoing restrictions or who would have owned shares of our stock that resulted in a transfer to any such trust is required to give immediate written notice to us of such event or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
The foregoing restrictions continue to apply until our Board determines it is no longer in our best interests to continue to qualify as a REIT or that compliance with the foregoing restrictions is no longer required for REIT qualification.
Our Board, in its sole discretion, may exempt a person (prospectively or retroactively) from the limitation on ownership of more than 9.9% in value of the aggregate of the then outstanding shares of our capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate of the then outstanding shares of our common stock. However, our Board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failure to maintain our qualification as a REIT. In order to be considered by our Board for exemption, a person also must not own and represent that it will not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant within the meaning of Section 856(d)(2)(B) of the Code. The person seeking an exemption must represent to the satisfaction of our Board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust.
Any stockholder of record who owns more than 5.0% (or such lower level as required by the Code and the regulations thereunder) of the outstanding shares of our stock during any taxable year, within 30 days after the end of such taxable year, will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares of our stock actually owned by such stockholder, and such information regarding the beneficial ownership of the shares of our stock as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits.
Listing
Our unclassified common stock is listed on the NYSE under the ticker symbol “AHR.”
Transfer Agent and Registrar
The transfer agent and registrar for shares of our common stock is Computershare Trust Company, N.A.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following is a summary of some of the general terms of our charter and bylaws and is subject to, and qualified in its entirety by reference to, the provisions of our charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the MGCL. See “Where You Can Find More Information.”
Election of Directors; Vacancies
Our charter provides that the number of our directors may be increased or decreased pursuant to our bylaws. Our bylaws provide that the number of directors on our Board may not be fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 15. We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.
At each annual meeting of our stockholders, our stockholders will elect each of our directors to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. In both contested and uncontested elections, directors are elected by a plurality of the votes cast. There is no cumulative voting in the election of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all the directors then standing for election and the holders of the remaining shares of our common stock will not be able to elect any directors.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director or the entire Board may be removed at any time, but only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.
Business Combinations
Under the MGCL, certain business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.
A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our Board. This resolution, however, may be altered or repealed in whole or in part at any time.
Control Share Acquisitions
The MGCL provides that holders of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights with respect to such shares except to the extent approved by a vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel our Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. This bylaw provision may be amended or eliminated at any time in the future by our Board.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•a classified board of directors;
•a two-thirds vote requirement for removing a director;
•a requirement that the number of directors be fixed only by a vote of the board of directors;
•a requirement that a vacancy on the board of directors be filled only by the remaining directors then in office and, if the board is classified, for the remainder of the full term of the class of directors in which the vacancy occurred; and
•a majority requirement for the calling of a stockholder-requested special meeting of stockholders.
In our charter, we have elected that, except as may be provided by our Board in setting the terms of any class or series of preferred stock, vacancies on our Board will only be filled by the remaining directors in office, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we require the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors in order to remove a director, vest in our Board the exclusive power to fix the number of directorships and require, unless called by the chairman of our Board, the chief executive officer, the president or our Board the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting to act on such matter. Our Board has adopted a resolution and we have filed Articles Supplementary to our charter providing that we may not elect to be subject to the provision of Subtitle 8 that would permit us to classify our Board without stockholder approval. In the future, our Board may elect, without stockholder approval, to adopt one or more of the other provisions of Subtitle 8.
Meetings and Special Voting Requirements
Special meetings of stockholders may be called by the chairman of the board of directors, the chief executive officer, the president and the board of directors and must also be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting. The presence either in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to elect a director.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, convert into another entity, consolidate with one or more other corporations, sell or transfer all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by our Board and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors and the vote required for certain amendments) may be approved by stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our Board determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Subject to the rights of holders of one or more classes or series of preferred stock, any director may be removed from office at any time, but only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.
Advance Notice of Director Nomination and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board or (3) by a stockholder who is a stockholder of record at the record date set by our Board for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our Board at a special meeting may be made only (1) by or at the direction of our Board or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our Board for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.
Exclusive Forum For Certain Litigation
Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (1) any Internal Corporate Claim, as such term is defined in the MGCL (other than any action arising under federal securities laws), including, without limitation, (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders, or (c) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL, our charter or our bylaws, or (2) any other action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless we consent in writing to such court.
Amendment of our Bylaws
Our bylaws provide that our Board has the exclusive power to adopt, alter, or repeal any provision of our bylaws and to make new bylaws.
Limitation of Liability and Indemnification
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in connection with such proceeding. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless the following can be established:
•an act or omission of the director or officer was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;
•the director or officer received an improper personal benefit in money, property or services; or
•with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
Under the MGCL, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL also permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our charter requires us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer of us or any of our subsidiaries who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer of us or any of our subsidiaries and at our request or at the request of any of our subsidiaries, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.
We have also entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.
We have purchased and intend to maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required or have the power to indemnify them against the same liability.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

THE OPERATING PARTNERSHIP
The following is a summary of the material terms and provisions of the Partnership Agreement and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable provisions of Delaware law and the Partnership Agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” For purposes of this section, references to “we,” “our” and “us” refer solely to American Healthcare REIT, Inc. and not any of its subsidiaries.
General
We conduct substantially all of our operations through the Operating Partnership, and we are the sole general partner of the Operating Partnership. As of June 30, 2024, we owned approximately 97.4% of the OP Units, and the remaining 2.6% of the OP Units were owned by AHI Group Holdings, LLC, or AHI Group Holdings, which is owned and controlled by Jeffrey T. Hanson, the non-executive Chairman of our Board, Danny Prosky, our Chief Executive Officer, President and director, and Mathieu B. Streiff, one of our directors; Platform Healthcare Investor T-II, LLC, or Platform Healthcare Investor; Flaherty Trust, dated September 25, 1997, as amended, or Flaherty Trust; and a wholly-owned subsidiary of Griffin Capital Company, LLC.
Purpose, Business and Management
The Operating Partnership was formed for the purpose of conducting any business that may be lawfully conducted by a limited partnership under the Delaware Revised Uniform Limited Partnership Act including, without limitation, to engage in the following activities: (1) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with real estate assets; (2) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with other real and personal property of all kinds; (3) to acquire, own, hold for investment and ultimately dispose of general and limited partner interests, and stock, warrants, options or other equity and debt interests in entities, and exercise all rights and powers granted to the owner of any such interests; (4) make any type of investment and engage in any other lawful act or activity for which limited partnerships may be formed under the Delaware Revised Uniform Limited Partnership Act, and by such statement all lawful acts and activities shall be within the purposes of the Operating Partnership; (5) to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Operating Partnership; and (6) to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes; provided, however, that such business shall be limited to and conducted in such a manner as to permit us at all times to be classified as a REIT, unless we determine not to qualify as a REIT or cease to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. However, the Operating Partnership may not, in the general partner’s judgement, in its sole and absolute discretion, (1) take any action which, or (2) refrain from taking any action which, if not taken:
•could adversely affect our ability to continue to qualify as a REIT, unless we determine not to qualify as a REIT or otherwise cease to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership; or
•could subject us to any additional taxes under Section 857 or Section 4981 of the Code.
In general, our Board manages the business and affairs of the Operating Partnership through control of the general partner, which exclusively directs the Operating Partnership’s business and affairs. If there is a conflict in the fiduciary duties owed by us (as the sole member of the general partner) to our stockholders on one hand and by the general partner to any limited partners on the other, we shall be entitled to resolve such conflict in favor of our stockholders. The Partnership Agreement also provides that the general partner will not be liable to the Operating Partnership, its partners, or any other person bound by the Partnership Agreement for (1) any act or omission performed or failed to be performed, or for any losses, claims, costs, damages, or liabilities arising from any such act or omission, (2) any tax liability imposed on the Operating Partnership or (3) any losses due to the misconduct, negligence (gross or ordinary), dishonesty or bad faith of any agents of the Operating Partnership.

Moreover, the Partnership Agreement provides that the Operating Partnership is required to indemnify the general partner, any affiliates of the general partner (including us) and any of its or their directors, trustees, managers, members, officers, employees, or designees from and against any and all claims that relate to the operations of the Operating Partnership, except:
•if the act or omission of the person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active or deliberate dishonesty;
•for any transaction for which the indemnified party received an improper personal benefit, in money, property, or services; or
•in the case of a criminal proceeding, if the indemnified person had reasonable cause to believe that the act or omission was unlawful.
Except as otherwise expressly provided in the Partnership Agreement and subject to the rights of future holders of any class or series of the OP Units, all management power over the business and affairs of the Operating Partnership are exclusively vested in Continental Merger Sub, LLC, in its capacity as the sole general partner of the Operating Partnership. No limited partner, in its capacity as a limited partner, has any right to participate in or exercise management power or control over the Operating Partnership’s investment or other activities, transact any business in the Operating Partnership’s name, or sign documents for or otherwise bind the Operating Partnership. Continental Merger Sub, LLC may not be removed as the general partner of the Operating Partnership (with or without cause) by the limited partners. In addition to the powers granted to the general partner under applicable law or any provision of the Partnership Agreement, but subject to certain other provisions of the Partnership Agreement and the rights of future holders of any class or series of the OP Units, Continental Merger Sub, LLC, in its capacity as the general partner of the Operating Partnership, has the full power and authority to do all things that it deems necessary or desirable to conduct the business and affairs of the Operating Partnership, to exercise or direct the exercise of all of the powers of the Operating Partnership, and to effectuate the purposes of the Operating Partnership without the approval or consent of any limited partner, including, without limitation, to issue common or preferred OP Units, borrow money, enter into loan arrangements, issue debt securities, obtain letters of credit, or otherwise borrow money on a secured or unsecured basis. Except as provided in the Partnership Agreement and as summarized below, the general partner may execute, deliver, and perform agreements and transactions on behalf of the Operating Partnership without the approval or consent of any limited partner.
Redemption Rights
In general, beginning 12 months after first acquiring such OP Units, each limited partner will have the right, subject to the terms and conditions set forth in the Partnership Agreement, to require the Operating Partnership to redeem all or a portion of the OP Units held by such limited partner in exchange for a cash amount per OP Unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the Partnership Agreement or, upon election by the general partner in its sole and absolute discretion, a stock amount equal to the product of the number of, and corresponding to the class or series of, OP Units offered for redemption by a redeeming partner multiplied by the conversion factor (as defined in the Partnership Agreement) as may be adjusted to and including the date for redemption. The Operating Partnership’s obligation to redeem OP Units does not arise and is not binding against the Operating Partnership until the tenth business day after the general partner receives the holder’s notice of redemption. Among other limitations, a limited partner may not require the Operating Partnership to redeem its OP Units if the exchange of such OP Units for our common stock would cause any person to violate the restrictions on ownership and transfer of our stock or violate certain limitations intended to prevent the Operating Partnership from being treated as a “publicly traded partnership” under the Code.
We may, in our sole and absolute discretion (subject to the limitations on ownership and transfer of shares), assume from the Operating Partnership directly the obligation to satisfy a redemption right of a redeeming partner. If we exercise this right with respect to a particular redemption right, the Operating Partnership shall have no obligation to pay any amount in any form to the redeeming partner with respect to such redeeming partner’s exercise of such redemption right.

Transferability of Operating Partnership Units; Withdrawal of General Partner; Extraordinary Transactions
Limited partners in the Operating Partnership cannot transfer all or any portion of their limited partnership interests without the written consent of the general partner, which may be given or withheld in the general partner’s sole and absolute discretion, unless the transfer is to a permitted transferee, subject to the satisfaction of the following conditions:
•the transferring partner is required to give written notice of the proposed transfer to the general partner; and
•transfers of limited partnership interests may be made only to an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.
Continental Merger Sub, LLC, the general partner of the Operating Partnership, may not withdraw from the Operating Partnership or transfer any of its general partner interests in the Operating Partnership. However, the general partner may transfer all or any portion of its general partner interest to a wholly owned subsidiary of the general partner or the owner of all of the ownership interests in the general partner, and may withdraw as general partner following the transfer. The general partner may also engage in transactions not required by law or by the rules of the NYSE to be submitted to the vote of holders of membership interests of the general partner.
The Partnership Agreement provides that the general partner may not engage in any merger, consolidation, or other combination of us or the Operating Partnership with or into another entity or sale of all or substantially all of our or the Operating Partnership’s assets (other than in connection with a change in the general partner’s state of incorporation or organizational form) in each case which results in a Change of Control (as defined below), unless it:
•is with the consent of partners (excluding the general partner) who hold partnership units that constitute more than 50.0% of the aggregate number of outstanding partnership units not held by the general partner or a parent entity of the general partner;
•causes all limited partners to receive for each OP Unit an amount of cash, securities, or other property equal to the greatest amount of cash, securities, or other property paid in such transaction in consideration of one share of our common stock; provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50.0% of the outstanding membership interests of the general partner, each holder of partnership units shall be given the option to exchange its partnership units for the greatest amount of cash, securities, or other property which a limited partner would have received had it exercised its redemption right and sold, tendered, or exchanged pursuant to the offer the shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the tendered shares of our common stock; or
•is such that we are the surviving entity of the transaction and either (1) the holder of shares of our common stock do not receive cash, securities or other property in the transaction or (2) all limited partners (other than us, any of our subsidiaries or the general partner) receive an amount of cash, securities or other property (expressed as an amount per share of common stock) that is not less than the product of the conversion factor and the greatest amount of cash, securities, or other property (expressed as an amount per share of common stock) received in the transaction by any holder of shares of our common stock.
“Change of Control” means either of the following: (1) any transaction or series of transactions pursuant to which we or the general partner of the Operating Partnership sell, transfer, exchange, or dispose of substantially all (i.e., at least 85.0%) of our or its assets for cash or property, or for a combination of cash and property, or for other consideration; or (2) any transaction pursuant to which persons who are not current shareholders of us or the general partner of the Operating Partnership acquires by merger, consolidation, reorganization, division, or other business combination or transaction, or by a purchase of an interest in us or the general partner of the Operating Partnership, an interest in us or the general partner of the Operating Partnership so that after such transaction, the stockholders of us or the general partner of the Operating Partnership immediately prior to such transaction no longer have a controlling (i.e., 50.0% or more) voting interest in us or the general partner of the Operating Partnership.

Additional Limited Partners
The general partner is authorized to cause the Operating Partnership to issue additional OP Units (or options or warrants to acquire OP Units) in one or more series or classes to any persons at any time or from time to time, on such terms and conditions as the general partner shall establish in each case in its sole and absolute discretion subject to Delaware law. Without limiting the generality of the foregoing, we may specify, as to any such class or series of OP Units:
•the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of OP Units;
•the right of each such class or series of OP Units to share in partnership distributions; and
•the rights of each such class or series of OP Units upon dissolution and liquidation of the Operating Partnership.
The general partner may take such steps as it, in its sole and absolute discretion, deems necessary or appropriate to admit any person as a limited partner or to issue any OP Units, including, without limitation, amending the certificate of limited partnership or any provision of the Partnership Agreement. The general partner may also cause the Operating Partnership to issue OP Units (or options or warrants to acquire OP Units) for less than fair market value as long as the general partner concludes in good faith that such issuance is in the interest of the Operating Partnership and its partners.
Ability to Engage in Other Businesses
We and the general partner will conduct all business exclusively through the Operating Partnership and shall own no assets other than interests in the Operating Partnership or equity interests in entities owning only interests in the Operating Partnership. Neither the Operating Partnership nor any of the limited partners shall have any rights in any business ventures of any other limited partner by virtue of being party to the Partnership Agreement.
Term
The Operating Partnership shall continue until December 31, 2043 unless dissolved earlier or as otherwise provided by law.

DESCRIPTION OF WARRANTS
The following description sets forth certain general terms and provisions of the warrants that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the warrants that we may offer and the related agreements will be described in the prospectus supplement relating to those warrants. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which are or will be filed with the SEC.
General
We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.
You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:
•the title of the warrants;
•the aggregate number of the warrants;
•price or prices at which the warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
•our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;
•the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;
•the date on which the right to exercise the warrants will commence and the date on which that right will expire;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations related to (1) the qualification and taxation of American Healthcare REIT, Inc as a REIT and (2) an investment in the common stock of American Healthcare REIT, Inc. In addition, the U.S. federal income tax consequences of the acquisition, ownership and disposition of preferred stock and the acquisition, ownership, disposition and exercise of the warrants will be described in the related prospectus supplement. For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “American Healthcare,” “we,” “our,” and “us” mean only American Healthcare REIT, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, rulings, and other administrative pronouncements issued by the Internal Revenue Service, or IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought and will not seek an advance ruling from the IRS, regarding any matter discussed in this prospectus and the statements in this prospectus are not binding on the IRS or any court. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. In addition, this summary does not discuss how the scheduled expiration of certain provisions of the Tax Cuts and Jobs Act of 2017, or the TCJA, may affect us or our stockholders. The summary is also based upon the assumption that we will operate American Healthcare REIT, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or operating agreements. In addition, this summary does not discuss pending proposals to increase U.S. federal income tax rates on both ordinary income and long-term capital gains. This summary is for general information only and does not constitute tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:
•financial institutions;
•insurance companies;
•subchapter S corporations;
•U.S. expatriates;
•broker-dealers;
•persons who mark-to-market our common stock;
•regulated investment companies;
•REITs;
•partnerships and trusts;
•persons who hold our stock on behalf of other persons as nominees;
•persons who receive our stock through the exercise of employee stock option or otherwise as compensation;
•persons subject to the alternative minimum tax provisions of the Code;
•persons holding their interest in us through a partnership or similar pass-through entity;
•persons holding a 10.0% or more (by vote or value) beneficial interest in American Healthcare REIT, Inc.;
•persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment;

•stockholders subject to special tax accounting rules as a result of their use of “applicable financial statements” (within the meaning of Section 451(b)(3) of the Code); and
•except to the extent discussed below, tax-exempt organizations and foreign investors.
This summary assumes that investors will hold their common stock as a capital asset within the meaning of Section 1221 of the Code, which generally means property held for investment. In addition, this summary does not address state, local, and foreign tax considerations, or taxes other than U.S. federal income taxes (except where specifically noted).
The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You should consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.
Taxation of Our Company
General
We were formed as a Maryland corporation in January 2015 and have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. We believe that commencing with our taxable year ended December 31, 2016, we have been organized and operated, and we intend to continue to operate, in conformity with the requirements for qualification and taxation as a REIT under the Code. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels, and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”
Sidley Austin LLP has acted as our tax counsel in connection with this filing and our federal income tax status as a REIT. Sidley Austin LLP has rendered an opinion to us to the effect that commencing with our taxable year ended December 31, 2016, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion will be based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Sidley Austin LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative, or judicial action at any time. Sidley Austin LLP has no obligation to update its opinion subsequent to the date of such opinion. Sidley Austin LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
•We will be required to pay tax at the corporate rate on any undistributed REIT taxable income, including undistributed net capital gains.
•If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75.0% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.
•We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.
•If we fail to satisfy the 75.0% gross income test or the 95.0% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which we fail to satisfy the 75.0% gross income test and (b) the amount by which we fail to satisfy the 95.0% gross income test, multiplied by (2) a fraction intended to reflect our profitability.
•If we fail to satisfy any of the asset tests (other than a de minimis failure of the 5.0% or 10.0% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.
•If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
•We will be required to pay a 4.0% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85.0% of our ordinary income for the year, (2) 95.0% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.
•If we acquire any asset from a corporation that is or has been a C corporation in a transaction in which the adjusted tax basis of the asset in our hands is determined by reference to the adjusted tax basis of the asset in the hands of the transferor corporation and our initial tax basis in the asset is less than the fair market value of the asset on the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of real property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax. See “—Built-In Gains Tax.”
•Our subsidiaries that are C corporations, including our taxable REIT subsidiaries, or TRSs, generally will be required to pay U.S. federal corporate income tax on their earnings (including potentially a 15%

alternative minimum tax on the adjusted financial statement income, or AFSI, of C corporations, including TRSs, whose three-year average AFSI exceeds $1 billion).
•We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest,” or “redetermined TRS service income.” See “—Income Tests” and “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a TRS of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.
•We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our common stock.
•We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of our stockholders, as described below under “—Requirements for Qualification as a REIT.”
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust, or association:
•that is managed by one or more trustees or directors;
•that issues transferable shares or transferable certificates to evidence its beneficial ownership;
•that would be taxable as a domestic corporation, but for the special provisions under the Code and Treasury Regulations applicable to REITs;
•that is neither a financial institution nor an insurance company within the meaning of the Code;
•that is beneficially owned by 100 or more persons;
•not more than 50.0% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year;
•that uses the calendar year for U.S. federal income tax purposes;
•that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated; and
•that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that the first through fourth conditions above, inclusive, must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust. For purposes of the seventh condition, we use a calendar taxable year, and we thereby satisfy this requirement.
We believe that we have been organized, have operated, and have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy the conditions listed above, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points above. A description of the share ownership and transfer restrictions relating to our common stock is contained in the discussion in this prospectus under the heading “Description of Our Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in the fifth and sixth bullet points listed above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth bullet point above, we will be treated as having met this requirement. See “—Failure to Qualify.”
Ownership of Interests in Partnerships and Limited Liability Companies
In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10.0% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of the Operating Partnership, the Subsidiary Partnerships, and the Limited Liability Companies.”
We generally will have control of the Operating Partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Ownership of Interests in TRSs
We, through the Operating Partnership, own interests in companies that have elected, together with us, to be treated as our TRSs, and we may acquire securities in additional TRSs in the future. A TRS is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), other than a REIT, in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as TRS. If a TRS owns more than 35.0% of the total voting power or value of the outstanding securities of another corporation (or other entity treated as a corporation for U.S. federal income tax purposes), such other corporation will also be treated as a TRS. Other than some activities relating to lodging and healthcare facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5.0% or 10.0% asset test described below. See “—Asset Tests.” The aggregate value of all securities of any TRS held by us may not exceed 20.0% (25.0% for tax years before 2018) of the value of our total assets.
Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30.0% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our TRS to deduct interest, which could increase its taxable income.
Ownership of Interests in Subsidiary REITs
We, through the Operating Partnership, own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code, or each, a Subsidiary REIT. A Subsidiary REIT, such as Trilogy Real Estate Investment Trust, is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. Investments in Subsidiary REITs may pose additional challenges, such as smaller income and asset bases against which to absorb nonqualifying income and assets and, in the case of Subsidiary REITs acquired by purchase, reliance on the seller’s compliance with the REIT requirements for periods prior to acquisition. If a Subsidiary REIT were to fail to qualify as a REIT, then (1) that Subsidiary REIT would become subject to U.S. federal income tax and (2) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Income Tests
We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75.0% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property or on interests in real property, including “rents from real property,” dividends from other REITs, interest on obligations adequately secured by mortgages on real property, and certain types of temporary investments. Second, in each taxable year we must derive at least 95.0% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person.
However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
•The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;
•Neither we nor an actual or constructive owner of 10.0% or more of our capital stock actually or constructively owns 10.0% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10.0% or more of the total combined voting power of all classes of stock entitled to vote or 10.0% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90.0% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50.0% of the voting power or more than 50.0% of the total value of the outstanding stock of such TRS;
•Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15.0% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15.0% of the total rent received under the lease, we may transfer a portion of such personal property to a TRS; and
•We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1.0% de minimis exception (for purposes of such exception, the gross income received from such non-customary services is deemed to be at least 150.0% of the direct cost of providing the services) and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal, and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75.0% gross income test and, except to the extent received through the payment of dividends, the 95.0% gross income test.
Predominantly all of our integrated senior health campuses, and all of our SHOP are operated using a RIDEA structure. Under a RIDEA structure, we lease certain integrated senior health campuses and all our SHOP to one or more TRSs, and the applicable TRS, in turn, engages an independent third party in the business of operating integrated senior health campuses or SHOP, as applicable, to manage those integrated senior health campuses or SHOP. Under this structure, we receive rents from the TRS and the TRS receives revenues from the operation of the integrated senior health campuses or the SHOP, as applicable, net of expenses (including intercompany rent payments and corporate income taxes) for the operation of the campuses or facilities, as applicable, and the fees payable to the third-party operator. In order for the rent payable under each of these leases to constitute “rents from real property,” each lease must be respected as a true lease for U.S. federal income tax purposes and must not be treated as a service contract, joint venture, or some other type of arrangement. We believe that each such lease is a true lease for U.S. federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the IRS will not successfully assert a contrary position. If any lease is not respected as a true lease, part or all of the payments that we receive as rent from our TRS with respect to such lease may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we may not be able to satisfy either the 75.0% or 95.0% gross income test and, as a result, could fail to qualify as a REIT.
Also, our TRSs may not operate or manage a health care property (such as an integrated senior health campus or SHOP) or provide rights to any brand name under which any health care property is operated. However, rents we receive from a lease of a health care property to our TRS will constitute “rents from real property” if the following conditions are satisfied:
•First, the health care property must be a “qualified health care property.” A qualified health care property is any real property (including interests therein), and any personal property incident to such real property, which is (or is necessary or incidental to the use of) a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in Medicare with respect to such facility; and

•Second, the health care property must be managed by an eligible independent contractor, or EIK. An EIK is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified health care properties for any person not related to us or any of our TRSs. For this purpose, an independent contractor means any person (1) that does not own (taking into account relevant attribution rules) more than 35.0% of our capital stock, and (2) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35.0% or more of our capital stock owns 35.0% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest.
We believe each integrated senior health campus and SHOP that we lease to a TRS is a qualified health care property, and each property manager engaged by our TRSs to manage each property is an EIK. Furthermore, while we will monitor the activities of the EIKs to maximize the value of our health care property investments, neither we nor our TRS lessees will directly or indirectly operate or manage our health care properties. Thus, we believe that the rents we derive from our TRSs with respect to the leases of our health care properties will qualify as “rents from real property.”
We generally do not intend, and as the sole owner of the general partner of the Operating Partnership, do not intend to permit the Operating Partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not appraised the relative values of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value of such property.
Hedging
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income from the following hedging transactions, including gain from the sale or disposition of such a transaction, that is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75.0% or 95.0% gross income test:
•a hedging transaction we enter into:
•in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets; or
•primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75.0% or 95.0% income tests; and
•new hedging transactions we enter into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of.
To the extent that we do not properly identify such transactions as hedges or we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
TRS Income
To the extent our TRSs make distributions, we generally will derive our allocable share of such distribution through our interest in the Operating Partnership. Such distributions will be classified as dividend income to the extent of the current and accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95.0% gross income test, but not for purposes of the

75.0% gross income test. We monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
Failure to Satisfy Gross Income Tests
If we fail to satisfy one or both of the 75.0% or 95.0% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
•following our identification of the failure to meet the 75.0% or 95.0% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75.0% or 95.0% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and
•our failure to meet these tests was due to reasonable cause and not due to willful neglect.
It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income
Any gain that we realize on the sale of property (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the Operating Partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the sole owner of the general partner of the Operating Partnership, we intend to cause the Operating Partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit the Operating Partnership or its subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by the Operating Partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a TRS, but such income will be subject to tax at regular U.S. federal corporate income tax rates.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. We intend to set any fees paid to a TRS for such services, and any rent payable to us by a TRS, at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid, or on the excess rents paid to us.
Asset Tests
At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets:
•At least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items, and U.S. government securities. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock (or transferable certificates of beneficial interest) in other REITs, debt instruments of publicly offered REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds, certain kinds of mortgage-backed securities, and mortgage loans as well as personal property leased in connection with a lease of real property for which the rent attributable to personal property does not exceed 15.0% of the total rent received under the lease. Assets that do not qualify for purposes of the 75.0% test are subject to the additional asset tests described below.
•Not more than 25.0% of the value of our total assets may be represented by securities (including securities of TRSs), other than those securities includable in the 75.0% test.
•The aggregate value of all securities of any TRSs held by us may not exceed 20.0% of the value (25.0% for tax years before 2018) of our total assets. As long as each of these companies qualifies as a TRS of ours, we will not be subject to the 5.0% asset test, the 10.0% voting securities limitation or the 10.0% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of any TRSs in which we may own an interest will not exceed 20.0% of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
•Not more than 25.0% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments are not otherwise secured by real property.
•Of the investments included in the 25.0% asset class, and except for certain investments in our TRSs, the value of any one issuer’s securities may not exceed 5.0% of the value of our total assets, and we may not own more than 10.0% of the total vote or value of the outstanding securities of any one issuer except for certain types of securities that are disregarded as securities solely for purposes of the 10.0% value test, including securities satisfying the “straight debt” safe-harbor, securities issued by a partnership that itself would satisfy the 75.0% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10.0% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or limited liability company) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership or limited liability company that owns such securities). For example, our indirect ownership, through the Operating Partnership, of securities of each issuer will increase as a result of our capital contributions to the Operating Partnership or as limited partners exercise any redemption/

exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company that owns such securities), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5.0% and 10.0% asset tests if the value of our nonqualifying assets:
•does not exceed the lesser of:
•1.0% of the total value of our assets at the end of the applicable quarter; or
•$10,000,000; and
•we dispose of the nonqualifying assets or otherwise satisfy such tests within (1) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (2) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5.0% and 10.0% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including:
•the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (1) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (2) the period of time prescribed by Treasury Regulations to be issued.
•paying a tax equal to the greater of:
•$50,000; and
•the corporate income tax rate multiplied by the net income generated by the nonqualifying assets; and
•disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements
To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
•90.0% of our “REIT taxable income”; and
•90.0% of our after-tax net income, if any, from foreclosure property; minus
•the excess of the sum of certain items of non-cash income over a specified percentage of our income.
For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, if we acquired any asset from a corporation which was or had been a C corporation in a transaction in which our initial tax basis in the asset was less than the fair market value of the asset on the acquisition date, and we dispose of the asset within the five-year period following such acquisition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition. See “—Built-In Gains Tax.”
Subject to the election discussed below, our deduction for net business interest expense will generally be limited to 30.0% of our taxable income, as adjusted for certain items of income, gain, deduction, or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships or Subsidiary REITs are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect to not have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We anticipate that we or any of our subsidiary partnerships or Subsidiary REITs that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership or Subsidiary REIT, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced, and, as a result, our REIT taxable income for a taxable year may be increased. The Operating Partnership has made the election described in this paragraph.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90.0% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90.0%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at the corporate tax rate. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. In order to satisfy the requirements for us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes and generally not be subject to U.S. federal income tax and excise tax (as described below), we intend to make distributions of at least 100% of our REIT taxable income to holders of our common stock in each taxable year. In this regard, the Partnership Agreement will authorize us, as the sole owner of the general partner of the Operating Partnership, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.
Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90.0% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4.0% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85.0% of our ordinary income for such year, 95.0% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90.0% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges
We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Failure to Qualify
If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax on our taxable income at the corporate rate. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate U.S. stockholders, including individuals, generally may deduct 20.0% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026, for purposes of determining their U.S. federal income tax, subject to certain holding period requirements. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Operating Partnership, the Subsidiary Partnerships, and the Limited Liability Companies
General
All of our investments will be held indirectly through the Operating Partnership. We are the sole owner of the general partner of the Operating Partnership. Such general partner entity is treated as a disregarded entity for U.S. federal income tax purposes. The Operating Partnership is treated as a partnership for U.S. federal income tax purposes, and we are treated as owning our proportionate share of the items of income, gain, loss, deduction and credit of the Operating Partnership for such purposes. In addition, the Operating Partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are treated as disregarded entities for U.S. federal income tax purposes. We also hold investments through entities treated as partnerships for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction, and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by the Operating Partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities, and items of income, gain, loss, deduction, and credit of a disregarded entity are treated as assets, liabilities, and items of income, gain, loss, deduction, and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.
Entity Classification
Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as disregarded entities or partnerships for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that the Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of the Operating Partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe the Operating Partnership will be treated as a partnership for U.S. federal income tax purposes, and each of its subsidiary partnerships and limited liability companies will be treated as disregarded entities for U.S. federal income tax purposes.
Allocations of Items of Income, Gain, Loss, and Deduction
A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations with Respect to the Properties
Under Section 704(c) of the Code, items of income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
The Operating Partnership may, from time to time, acquire interests in property in exchange for interests in the Operating Partnership. In that case, the tax basis of these property interests will generally carry over to the Operating Partnership, notwithstanding their different book (i.e., fair market) value. The Partnership Agreement will require that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships (including a limited liability company treated as a partnership for U.S. federal income tax purposes) with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, and as adjusted from time to time, the carryover basis of each of the contributed interests in the properties in the hands of the Operating Partnership:
•could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution; and
•could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership.
An allocation described in the second bullet point above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”
Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules
The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships apply to the Operating Partnership and any entity in which we directly or indirectly invest that is treated as a partnership for U.S. federal income tax consequences. Under the new rules, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level regardless of changes in composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. The rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest, and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors should consult their own tax advisors with respect to these changes and their potential impact on their investment in our common stock.
Built-In Gains Tax
From time to time, we may acquire C corporations in transactions in which the basis of the corporations’ assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporations, or carry-over basis transactions. In the case of assets we acquire from a C corporation in a carry-over basis transaction, if we dispose of any such asset in a taxable transaction (including by deed in lieu of foreclosure) during the five-year period beginning on the date of the carry-over basis transaction, then we will be required to pay tax at the corporate tax rate on the gain recognized to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date of the carry-over basis transaction. The foregoing result with respect to the recognition of gain assumes that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.
Material U.S. Federal Income Tax Considerations for Our Common Stockholders
The following summary describes the principal U.S. federal income tax consequences to you of purchasing, owning, and disposing of our common stock. This summary assumes you hold shares of our common stock as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except where specifically noted.
If you are considering purchasing our common stock, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership, and disposition of our common stock arising under the laws of any state, local, or non-U.S. taxing jurisdiction.
When we use the term “U.S. stockholder,” we mean a holder of shares of our common stock who, for U.S. federal income tax purposes, is:
•an individual who is a citizen or resident of the United States;
•a corporation, including an entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia; an estate the income of which is subject to United States federal income taxation regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.
If you hold shares of our common stock and are neither a U.S. stockholder nor a partnership for U.S. federal income tax purposes, you are a “non-U.S. stockholder.”
If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of our common stock and the partners in such partnerships are encouraged to consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Stockholders
Distributions Generally
Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals. For taxable years beginning before January 1, 2026, dividends that we distribute to U.S. stockholders other than corporations that are not designated as capital gain dividends or otherwise treated as qualified dividends generally are eligible for a deduction equal to 20.0% of the amount of such dividends, subject to certain holding period requirements described in “—Tax Rates” below.
To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. stockholder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. stockholders that receive taxable stock distributions, including distributions partially payable in our common stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our common stock generally is equal to the amount of cash that could have been received instead of the common stock. Depending on the circumstances of a U.S. stockholder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. stockholder would have to pay the tax using cash from other sources. If a U.S. stockholder sells the common stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. stockholder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. stockholder that receives common stock pursuant to such distribution generally has a tax basis in such common stock equal to the amount of cash that could have been received instead of such common stock as described above, and has a holding period in such common stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends
Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and do not exceed the total amount of dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year, without regard to the period for which a U.S. stockholder has held its stock. U.S. stockholders that are corporations may, however, be required to treat up to 20.0% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.
Retention of Net Capital Gains
We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:
•include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;
•be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s income as long-term capital gain;
•receive a credit or refund for the amount of tax deemed paid by it;
•increase the adjusted tax basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
•in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.
Passive Activity Losses and Investment Interest Limitations
Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Common Stock
If a U.S. stockholder sells or disposes of shares of our common stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. stockholder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. stockholder has held such common stock for more than one year. However, if a U.S. stockholder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.
Tax Rates
The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” is currently 20.0% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25.0% rate) and (2) “qualified dividend income” is currently 20.0%. However, dividends payable by REITs are generally not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as “capital gain dividends.” In addition, U.S. stockholders that are corporations may be required to treat up to 20.0% of some capital gain dividends as ordinary income. As described above, for taxable years beginning before January 1, 2026, dividends that we distribute to non-corporate U.S. stockholders that are not designated as capital gain dividends or otherwise treated as qualified dividends generally will be eligible for a deduction equal to 20.0% of the amount of such dividends. To qualify for this deduction, the stockholder receiving a dividend must hold the dividend paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. U.S. stockholders should consult their tax advisors as to their ability to claim this deduction.
Medicare Tax on Unearned Income
Certain U.S. stockholders that are individuals, estates or trusts will be required to pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of shares. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our common stock.
Information Reporting and Backup Withholding
We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Stockholders.”
Taxation of Tax-Exempt Stockholders
Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a U.S. tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt U.S. stockholder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt U.S. stockholder.
For tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain “qualified trusts” (as defined in Section 856(h)(3)(E) of the Code) that hold more than 10.0%, by value, of the interests in the REIT. We will not be a pension-held REIT unless (1) either (a) one qualified trust owns more than 25.0% of the value of our stock, or (b) a group of qualified trusts, each individually holding more than 10.0% of the value of our stock, collectively owns more than 50.0% of such stock and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50.0% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our stock.
Taxation of Non-U.S. Stockholders
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership, and disposition of our common stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local, or non-U.S. tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. Non-U.S. stockholders should consult their tax advisors to determine the impact of federal, state, local, and non-U.S. income tax laws and any applicable tax treaty on the purchase, ownership, and disposition of shares of our common stock, including any tax return filing and other reporting requirements.
If you are a non-U.S. stockholder, this discussion further assumes that:
•you will not have held more than 10.0% of our common stock (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which you dispose of our common stock or receive distributions from us;
•you are not a qualified foreign pension fund (within the meaning of Section 897(l)(2) of the Code);
•our common stock will be “regularly traded” on an established securities market located in the United States within the meaning of the FIRPTA, although there can be no assurance that this will be the case; and
•that you are not a “qualified shareholder,” as defined in Section 897(k)(3)(A) of the Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements.
If you are a non-U.S. stockholder as to which any of these assumptions is not accurate, and in particular if you are a “qualified shareholder” within the meaning of FIRPTA, you should consult your tax advisor concerning the tax consequence to you of sales of our stock and the receipt of dividends and other distributions from us.
If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership, and disposition of our stock.
Distributions Generally
Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30.0% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the Unites States to which such dividends are attributable). Under certain tax treaties, however, lower withholding rates generally applicable to U.S. corporate dividends do not apply to dividends from a U.S. REIT. Foreign sovereigns and their agencies and instrumentalities may be exempt from such withholding taxes on REIT dividends under the Code, and non-U.S. pension funds and other tax-exempt non-U.S. organizations from certain countries may be exempt from such withholding taxes under an applicable tax treaty. Dividends that are treated as effectively connected with a U.S. trade or business will generally not be subject to withholding but will be subject to U.S. federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to U.S. federal income tax. Any such effectively connected dividends received by a non-

U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30.0% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30.0% on any distributions made to a non-U.S. stockholder unless:
•the non-U.S. stockholder is a foreign government or a foreign government’s agency or instrumentality not engaged in commercial activities, or a foreign governmental entity that is eligible for Section 892 of the Code and the applicable Treasury Regulations and eligible for exemption from U.S. withholding tax thereunder and the non-U.S. stockholder files with us an IRS form W-8EXP;
•a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate; or
•the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted tax basis of the non-U.S. stockholder’s common stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted tax basis in such common stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits for withholding purposes. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends
Distributions attributable to gain from the disposition of a USRPI will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. See “—Taxation of Non-U.S. Stockholders—Distributions Generally.”
Distributions to a non-U.S. stockholder that do not arise from the disposition of a USRPI and that we properly designate as capital gain dividends generally should not be subject to U.S. federal income taxation, unless:
•the investment in our common stock is treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the Unites States to which such dividends are attributable), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30.0%, as discussed above; or
•the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to U.S. federal income tax at a rate of 30.0% on the non-U.S. stockholder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. stockholder (even though the individual is not considered a resident of the United States), provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses.
Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the common stock held by stockholders generally should be treated with respect to non-U.S.

stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.
Dispositions of Our Stock
Subject to the previously noted assumptions, a non-U.S. stockholder generally will not be subject to U.S. federal income tax on the gain realized upon a sale of our common stock unless:
•the non-U.S. stockholder’s investment in our common stock is treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such dividends are attributable, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30.0%); or
•the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the calendar year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to U.S. federal income tax at a rate of 30.0% on the non-U.S. stockholder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. stockholder (even though you are not considered a resident of the United States), provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses.
Information Reporting and Backup Withholding
Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such stockholder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.
Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act (FATCA)
The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code currently impose a 30.0% withholding tax on U.S. source dividends, interest, and other income items paid to (1) foreign financial institutions that do not agree to comply with certain diligence, reporting, and withholding obligations with respect to their U.S. accounts and (2) non-financial foreign entities that do not identify (or confirm the absence of) substantial U.S. owners. The withholding tax of 30.0% would apply to dividends paid to certain foreign entities unless various information reporting requirements are satisfied. Proposed U.S. Treasury Regulations, which non-U.S. stockholders may rely on, eliminate the FATCA withholding tax on gross proceeds, but such regulations are currently only in proposed form and are subject to change. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (1) accepts deposits in the ordinary course of a banking or similar business, (2) is engaged in the business of holding financial assets for the account of others, or (3) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets.
Other Tax Consequences
State, local, and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local, or non-U.S. jurisdiction. You should consult your tax advisor regarding the effect of state, local, and non-U.S. tax laws with respect to our tax treatment as a REIT and an investment in our common stock.

SELLING STOCKHOLDERS
The following table and accompanying footnotes set forth information regarding the beneficial ownership by each selling stockholder of shares of our common stock as of August 12, 2024, the maximum number of shares of our common stock that may be offered by each selling stockholder pursuant to this prospectus and the beneficial ownership of shares of our common stock after the sale by each selling stockholder of the maximum number of shares of our common stock.
The selling stockholders may offer all, some or none of their shares of our common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of our common stock. In addition, the selling stockholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate.
For further information regarding material relationships and transactions between us and the selling stockholders, see Item 13, Certain Relationships and Related Transactions, and Director Independence, in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus.
Beneficial ownership is determined in accordance with the rules of the SEC.
Unless otherwise indicated, the address of the stockholders listed below is c/o American Healthcare REIT, Inc., 18191 Von Karman Avenue, Third Floor, Irvine, California 92612.
The information set forth in the table below is based upon information obtained from the selling stockholders and upon information known to us.

	Shares of Our Common Stock Beneficially Owned			Shares of Our Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock Offered for Resale (2)
	Number of Shares	Percent of Common Stock Outstanding	Shares of Our Common Stock Issuable that May be Offered for Resale (1)	Number of Shares	Percent of Common Stock Outstanding
AHI Group Holdings (3)	1,268,643	*	1,268,643	—	*
Platform Healthcare Investor T-II, LLC (4)	1,225,083	*	1,216,572	8,511	*
Flaherty Trust, dated September 25, 1997, as amended (5)	212,857	*	211,306	1,551	*
Griffin Capital, LLC (6)	893,694	*	805,455	88,239	*
_________
* Represents less than 1.0% of our outstanding common stock as of August 12, 2024.
(1)Represents OP Units held by each selling stockholder which may be redeemed for shares of our common stock on a one-for-one basis. Assumes all OP Units owned by selling stockholders are redeemed with shares of our common stock.

(2)Assumes that all shares being registered in this prospectus are resold to unaffiliated third parties and that the selling stockholders sell all of the shares of our common stock registered under this prospectus.
(3)Voting and investment determinations with respect to the securities held by AHI Group Holdings are made by Danny Prosky, our Chief Executive Officer and President and one of the directors on our Board, Jeffrey T. Hanson, Non-Executive Chairman of our Board, and Mathieu B. Streiff, one of the directors on our Board. Accordingly, each of the individuals named herein may be deemed to share beneficial ownership of the securities held of record by the AHI Group Holdings. Each individual disclaims voting and dispositive power over the OP Units held by the other individuals and the approximately 5 OP Units and 990 shares of our common stock held by NCT-107, LLC. Until October 1, 2021, AHI Group Holdings owned 47.1% of the interests of American Healthcare Investors, LLC, or AHI, which served as one of our co-sponsors and indirectly owned a majority interest in our former external advisor until October 1, 2021.
(4)Platform Healthcare Investor beneficially owns 8,511 shares of our common stock and 1,216,572 OP Units which may be redeemed for shares of our common stock on a one-for-one basis. Platform Healthcare Investor is owned and controlled by DigitalBridge Group, Inc., or DigitalBridge; we are not affiliated with Platform Healthcare Investor or DigitalBridge, except to the extent of Platform Healthcare Investor's ownership of the OP Units and shares of our common stock and the fact that, until October 1, 2021, DigitalBridge indirectly owned 45.1% of the interests of AHI, which served as one of our co-sponsors and indirectly owned a majority interest in our former external advisor until October 1, 2021. The address of Platform Healthcare Investor is 590 Madison Avenue, 34th Floor, New York, New York 10022.
(5)Flaherty Trust beneficially owns 1,551 shares of our common stock and 211,306 OP Units which may be redeemed for shares of our common stock on a one-for-one basis. Mr. James F. Flaherty III and his spouse are the trustees of Flaherty Trust; we are not affiliated with Flaherty Trust or Mr. Flaherty, except to the extent of Flaherty Trust's ownership of the OP Units and shares of our common stock and the fact that, until October 1, 2021, Mr. Flaherty owned 7.8% of the interests of AHI, which served as one of our co-sponsors and indirectly owned a majority interest in our former external advisor until October 1, 2021. The address of Flaherty Trust is 11601 Wilshire Boulevard, Suite 1600, Los Angeles, CA 90025.
(6)Griffin Capital, LLC, or Griffin Capital, beneficially owns 88,239 shares of our common stock and 805,455 OP Units which may be redeemed for our common stock on a one-for-one basis. Griffin Capital is beneficially owned and controlled by Mr. Kevin A. Shields; we are not affiliated with Griffin Capital or Mr. Shields, except to the extent of Griffin Capital's ownership of the OP Units and shares of our common stock and the fact that, until October 1, 2021, a wholly-owned subsidiary of Griffin Capital owned 25.0% of our former external advisor, Griffin-American Healthcare REIT III Advisor, LLC. The address of Griffin Capital, LLC is 266 Kansas Street, El Segundo, CA 90245.

PLAN OF DISTRIBUTION
We may sell the securities, and the selling stockholders may sell the shares of our common stock, covered by this prospectus from time to time, from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
•on any national securities exchange on which such securities may be listed at the time of sale, including the NYSE (including through at the market offerings);
•in the over-the-counter market;
•in privately negotiated transactions;
•through broker-dealers, who may act as agents or principals;
•through one or more underwriters on a firm commitment or best-efforts basis;
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•through put or call option transactions relating to such securities;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;
•directly to one or more purchasers;
•through agents; or
•through a combination of any of these methods of sale or by any other legally available means.
We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. To the extent required, a prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.
To the extent required, the applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at-the-market offering of securities by or on our behalf.
Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.
To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

To the extent required, we will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If we or the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we or the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We or our selling stockholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.
Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.
Registration of the shares of common stock held by selling stockholders and covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold. In addition, some of the shares of common stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS
Certain legal matters, including certain tax matters, will be passed upon for us by Sidley Austin LLP, New York, New York. Venable LLP, Baltimore, Maryland, will pass upon the validity of the shares of our common stock offered by this prospectus and certain other matters under Maryland law. Any underwriters, selling stockholders or agents will be advised about legal matters relating to any offering by their own counsel.
EXPERTS
The financial statements of American Healthcare REIT, Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, which each such statement being qualified in all respects by reference to the document to which it refers.
We are subject to the informational requirements of the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect them without charge at the SEC’s website. We also make available to our common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 22, 2024;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 14, 2024 and August 9, 2024, respectively;
•our Current Reports on Form 8-K, filed with the SEC on January 30, 2024, February 12, 2024, February 21, 2024, March 15, 2024, June 12, 2024 and June 28, 2024, respectively; and
•the description of our common stock contained in the Registration Statement on Form 8-A, dated and filed with the SEC on February 6, 2024, as updated by Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and as subsequently amended or updated.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering or offerings to which this prospectus relates also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 (or any related exhibit furnished under Item 9.01(d)) of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may call us at (949) 270-9200 or write us at the following address: American Healthcare REIT, Inc., 18191 Von Karman Avenue, Third Floor, Irvine, California 92612.

$500,000,000
Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities
Barclays
Citigroup
Citizens JMP
Credit Agricole CIB
Fifth Third Securities
KeyBanc Capital Markets
Morgan Stanley
RBC Capital Markets
Regions Securities LLC
Truist Securities
November 18, 2024